Exhibit 99.1

Fortune Brands Reports Solid Second Quarter Results; Updates 2015 Annual Sales and EPS Outlook

Highlights from continuing operations:

  Q2 2015 sales increased 13 percent year-over-year to $1.17 billion
  Q2 2015 EPS were $0.48; EPS before charges/gains increased 16 percent to $0.59
  Company updates full-year 2015 EPS before charges/gains outlook to $2.03 - $2.10 on sales growth of 13 – 15 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--July 22, 2015--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced second quarter 2015 results from continuing operations and updated its 2015 annual outlook for earnings per share.

“The rate of growth for the home products market improved modestly in the second quarter and our teams again delivered profit growth that was right on plan,” said Chris Klein, chief executive officer, Fortune Brands. “We continue to anticipate accelerating new construction activity in the second half of the year. Based on that market assumption and our solid execution, we are maintaining our expectations for our core business for the remainder of 2015.”

Second Quarter 2015

For the second quarter of 2015, sales were $1.17 billion, an increase of 13 percent over the second quarter of 2014. Earnings per share were $0.48, compared to $0.51 in the prior-year quarter. EPS before charges/gains were $0.59, compared to $0.51 the same quarter last year. Operating income was $128.2 million, compared to $125.5 million in the prior-year quarter. Operating income before charges/gains was $150.5 million, compared to $125.6 million the same quarter last year.

“In the second quarter, sales increased 13 percent for the total company and 17 percent for the U.S. businesses. Importantly, operating income before charges/gains grew 20 percent, with solid performance across all operating segments,” Klein said.

For each segment in the second quarter of 2015, compared to the prior-year quarter:

  Cabinet sales increased 18 percent to the prior year. Excluding the impact of the Norcraft acquisition, sales increased 8 percent, with the dealer channel growing 10 percent and in-stock cabinet and vanities increasing high teens.
  Plumbing sales increased 5 percent, with growth across the U.S. wholesale and retail channels, offset somewhat by the impact of Canadian currency and slower China sales.
  Door sales were up 6 percent with growth in both the wholesale and retail channels.
  Security sales increased 28 percent driven by the SentrySafe acquisition.

“In the second quarter we also took advantage of the opportunity to secure long-term financing,” said Lee Wyatt, chief financial officer, Fortune Brands. “Importantly, with $975 million of availability on our revolver, we have significant financial flexibility to drive incremental shareholder value.”

Annual Outlook for 2015

The Company’s 2015 outlook now includes the impact of the Norcraft acquisition, as well as incremental interest expense from the recent long-term financing.

The Company’s 2015 annual outlook continues to be based on a U.S. home products market growth assumption of 6 to 8 percent. Based on the Company’s expectation to continue outperforming the market, the acquisition of Norcraft and the impact of foreign currency, the Company expects full-year 2015 net sales growth in the range of 13 to 15 percent.

The Company updated its expectations for 2015 EPS before charges/gains to be in the range of $2.03 to $2.10, which compares to 2014 EPS before charges/gains of $1.74. This EPS expectation now includes an incremental 4 to 5 cents due to the acquisition of Norcraft, partially offset by incremental interest expense unrelated to the Norcraft acquisition.

“The second quarter home products market improved modestly, as we had planned,” said Klein. “We continue to see positive signs and look for stronger market growth in the second half of the year.”

The Company expects to generate free cash flow of approximately $270 million for the full year 2015. The expected free cash flow is net of anticipated capital expenditures of approximately $135 million, as the Company invests in incremental capacity and infrastructure to support multi-year growth.

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include MasterBrand cabinets, Moen faucets, Therma-Tru entry door systems, and Master Lock and SentrySafe security products. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our categories and brands, potential effects of past actions on future performance, the impact of acquisitions, expected free cash flow and capital expenditures, and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” “look,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including but not limited to: (i) our reliance on the North American home improvement, repair and new home construction activity levels, (ii) the North American and global economies, (iii) risk associated with entering into potential strategic acquisitions and integrating acquired companies, (iv) our ability to remain competitive, innovative and protect our intellectual property, (v) our reliance on key customers and suppliers, (vi) the cost and availability associated with our supply chains and the availability of raw materials, (vii) risk of increases in our postretirement benefit-related costs and funding requirements, (viii) compliance with tax, environmental and federal, state, and international laws and industry regulatory standards, and (ix) the risk of doing business internationally. These and other factors are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, organic cabinet sales, operating income before charges/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Net Sales (GAAP)
Cabinets	$550.9	$467.9	18	$962.0	$878.8	9
Plumbing	358.0	340.1	5	691.6	650.0	6
Doors	117.6	110.5	6	200.8	190.1	6
Security	138.6	108.7	28	261.5	197.4	32
Total Net Sales	$1,165.1	$1,027.2	13	$2,115.9	$1,916.3	10

Operating Income Before Charges/Gains (a)
Cabinets	$57.0	$46.3	23	$70.9	$66.3	7
Plumbing	75.0	69.9	7	139.9	125.3	12
Doors	15.2	9.7	57	14.0	9.6	46
Security	19.8	14.0	41	29.7	23.2	28
Corporate Expenses	(16.5)	(14.3)	(15)	(30.8)	(28.7)	(7)
Total Operating Income Before Charges/Gains	$150.5	$125.6	20	$223.7	$195.7	14

Earnings Per Share Before Charges/Gains (b)
Diluted - Continuing Operations	$0.59	$0.51	16	$0.88	$0.78	13

EBITDA Before Charges/Gains (c)	$175.2	$144.8	21	$270.7	$235.2	15

(a) (b) (c) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	June 30,	December 31,
	2015	2014

Assets
Current assets
Cash and cash equivalents	$223.5	$191.9
Accounts receivable, net	573.5	458.9
Inventories	546.4	462.2
Other current assets	153.9	122.8
Current assets of discontinued operations	32.6	63.3
Total current assets	1,529.9	1,299.1

Property, plant and equipment, net	582.0	539.8
Goodwill	1,904.7	1,467.8
Other intangible assets, net of accumulated amortization	858.8	656.5
Other assets	72.1	72.4
Non-current assets of discontinued operations	19.0	17.3
Total assets	$4,966.5	$4,052.9

Liabilities and Equity
Current liabilities
Current portion of long-term debt	$-	$26.3
Accounts payable	352.6	333.8
Other current liabilities	320.2	322.0
Current liabilities of discontinued operations	9.5	17.5
Total current liabilities	682.3	699.6

Long-term debt	1,389.8	643.7
Deferred income taxes	230.2	150.6
Other non-current liabilities	291.8	292.5
Non-current liabilities of discontinued operations	2.6	3.4
Total liabilities	2,596.7	1,789.8

Stockholders' equity	2,367.4	2,259.5
Noncontrolling interests	2.4	3.6
Total equity	2,369.8	2,263.1
Total liabilities and equity	$4,966.5	$4,052.9

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended June 30,
	2015	2014
Operating Activities
Net income	$119.7	$134.8
Depreciation and amortization	50.2	47.6
Recognition of actuarial losses	-	0.6
Deferred taxes	1.2	6.6
Other noncash items	14.7	16.2
Changes in assets and liabilities, net	(144.0)	(236.5)
Net cash provided (used) by operating activities	$41.8	$(30.7)

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(54.2)	$(47.5)
Cost of acquisitions, net of cash	(652.5)	-
Net cash used by investing activities	$(706.7)	$(47.5)

Financing Activities
Increase in debt, net	$717.6	$248.9
Proceeds from the exercise of stock options	13.1	11.0
Treasury stock purchases	(0.4)	(255.0)
Dividends to stockholders	(44.6)	(39.5)
All other, net	15.2	17.5
Net cash provided (used) by financing activities	$700.9	$(17.1)

Effect of foreign exchange rate changes on cash	(4.4)	(1.1)

Net increase (decrease) in cash and cash equivalents	$31.6	$(96.4)
Cash and cash equivalents at beginning of period	191.9	241.4
Cash and cash equivalents at end of period	$223.5	$145.0

FREE CASH FLOW	Six Months Ended June 30,		2015 Full Year
	2015	2014	Approximation

Free Cash Flow*	$15.6	$(67.2)	$270.0
Add:
Capital expenditures	54.6	47.6	135.0
Less:
Proceeds from the sale of assets	0.4	0.1	-
Proceeds from the exercise of stock options	13.1	11.0	15.0
Transaction costs for Norcraft acquisition	14.9	-	15.0
Cash Flow From Operations (GAAP)	$41.8	$(30.7)	$375.0

* Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. It additionally excludes payments of transaction costs related to the Norcraft acquisition. Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change

Net Sales	$1,165.1	$1,027.2	13	$2,115.9	$1,916.3	10

Cost of products sold	754.7	665.4	13	1,388.6	1,259.2	10

Selling, general
and administrative expenses	271.0	232.6	17	512.4	455.3	13

Amortization of intangible assets	5.1	3.0	70	8.6	6.1	41

Restructuring charges	6.1	0.7	771	10.8	0.9	1,100

Operating Income	128.2	125.5	2	195.5	194.8	0

Interest expense	6.0	2.1	186	9.4	4.0	135

Other expense, net	1.5	1.0	50	3.2	0.5	540

Income from continuing operations before income taxes	120.7	122.4	(1)	182.9	190.3	(4)

Income taxes	42.7	36.1	18	64.0	57.7	11

Income from continuing operations, net of tax	$78.0	$86.3	(10)	$118.9	$132.6	(10)

Income from discontinued operations, net of tax	1.4	7.3	(81)	0.8	2.2	(64)

Net income	$79.4	$93.6	(15)	$119.7	$134.8	(11)

Less: Noncontrolling interests	(0.3)	0.3	(200)	-	0.7	(100)

Net income attributable to
Fortune Brands Home & Security	$79.7	$93.3	(15)	$119.7	$134.1	(11)

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.48	$0.51	(6)	$0.73	$0.78	(6)

Diluted Average Shares Outstanding	163.0	168.7	(3)	162.8	170.0	(4)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the second quarter of 2015, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $6.5 million ($5.5 million after tax or $0.03 per diluted share) of net restructuring and other charges, transaction costs related to the acquisition of Norcraft of $15.8 million ($12.6 million after tax or $0.08 per diluted share) and a tax item of $0.3 million.

For the six months ended June 30, 2015, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $11.3 million ($8.7 million after tax or $0.05 per diluted share) of restructuring and other charges, transaction costs related to the acquisition of Norcraft of $16.9 million ($13.3 million after tax or $0.09 per diluted share), and a tax item of $1.6 million ($0.01 per diluted share).

For the second quarter of 2014, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $0.1 million of net restructuring and other charges ($0.5 million after tax benefit).

For six months ended June 30, 2014, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $0.3 million ($0.2 million after tax) of restructuring and other charges and the impact of expense from actuarial losses associated with our defined benefit plan of $0.6 million ($0.4 million after tax).

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains (b)	$0.59	$0.51	16	$0.88	$0.78	13

Restructuring and other charges	(0.03)	-	-	(0.05)	-	-
Norcraft transaction costs(d)	(0.08)	-	-	(0.09)	-	-
Defined benefit plan actuarial losses	-	-	-	-	-	-
Tax item	-	-	-	(0.01)	-	-

Diluted EPS - Continuing Operations	$0.48	$0.51	(6)	$0.73	$0.78	(6)

RECONCILIATION OF FULL YEAR 2015 EARNINGS GUIDANCE TO GAAP

For the full year, the Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $2.03 to $2.10 per share. This EPS outlook now includes an incremental 4 to 5 cents due to the acquisition of Norcraft net of interest and amortization, partially offset by incremental interest expense from long-term financing unrelated to the Norcraft acquisition and foreign exchange. On a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $1.82 to $1.89 per share. The Company's GAAP basis EPS range assumes the Company incurs no actuarial gains or losses associated with its defined benefit plans.

(b) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR 2014 DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS FROM CONTINUING OPERATIONS
(unaudited)

For the twelve months ended
December 31, 2014

Diluted EPS Before Charges/Gains* (b)	$1.74

Restructuring and other charges	(0.05)
Asset impairment charges	(0.01)
Defined benefit plan actuarial losses	(0.05)
Tax item	0.01

Diluted EPS - Continuing Operations	$1.64

* For the year ended December 31, 2014, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $13.5 million ($8.4 million after tax or $0.05 per diluted share) of restructuring and other charges, a tax benefit resulting from the write off of our investment in an international subsidiary of $1.6 million ($1.6 million after tax or $0.01 per diluted share), an asset impairment charge of $1.6 million ($1.0 million after tax or $0.01 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $13.7 million ($8.7 million after tax or $0.05 per diluted share).

(b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF INCOME FROM CONTINUING OPERATIONS TO EBITDA BEFORE CHARGES/GAINS

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change

Income from continuing operations, net of tax	$78.0	$86.3	(10)	$118.9	$132.6	(10)

Depreciation	$21.1	$17.2	23	$41.6	$33.9	23
Amortization of intangible assets	5.1	3.0	70	8.6	6.1	41
Restructuring and other charges	6.5	0.1	6,400	11.3	0.3	3,667
Interest expense	6.0	2.1	186	9.4	4.0	135
Norcraft transaction costs (d)	15.8	-	100	16.9	-	100
Defined benefit plan actuarial losses	-	-	-	-	0.6	(100)
Income taxes	42.7	36.1	18	64.0	57.7	11

EBITDA BEFORE CHARGES/GAINS (c)	$175.2	$144.8	21	$270.7	$235.2	15

(c) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended June 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring		Norcraft	Before
	GAAP	and other	Tax Item	Acquisition	Charges/Gains
	(unaudited)	charges		Costs	(Non-GAAP)

2015	SECOND QUARTER

Net Sales	$1,165.1	-	-	-

Cost of products sold	754.7	-	-	(2.0)
Selling, general & administrative expenses	271.0	(0.4)	-	(13.8)
Amortization of intangible assets	5.1	-	-	-
Restructuring charges	6.1	(6.1)	-	-

Operating Income	128.2	6.5	-	15.8	150.5

Interest expense	6.0	-	-	-
Other expense, net	1.5	-	-	-
Income from continuing operations before income taxes	120.7	6.5	-	15.8	143.0

Income taxes	42.7	1.0	(0.3)	3.2

Income from continuing operations, net of tax	$78.0	5.5	0.3	12.6	96.4

Income from discontinued operations, net of tax	1.4	-	-	-

Net Income	79.4	-	-	-

Less: Noncontrolling interests	(0.3)	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$79.7	5.5	0.3	12.6	98.1

Income from continuing operations, net of tax
less noncontrolling interests	$78.3	5.5	0.3	12.6	96.7

Diluted Average Shares Outstanding	163.0				163.0

Diluted EPS - Continuing Operations	0.48				0.59

2014

Net Sales	$1,027.2	-	-	-

Cost of products sold	665.4	0.6	-	-
Selling, general & administrative expenses	232.6	-	-	-
Amortization of intangible assets	3.0	-	-	-
Restructuring charges	0.7	(0.7)	-	-

Operating Income	125.5	0.1	-	-	125.6

Interest expense	2.1	-	-	-
Other expense, net	1.0	-	-	-
Income from continuing operations before income taxes	122.4	0.1	-	-	122.5

Income taxes	36.1	0.6	-	-

Income from continuing operations, net of tax	$86.3	(0.5)	-	-	$85.8

Income from discontinued operations, net of tax	7.3	-	-	-

Net Income	93.6	-	-	-

Less: Noncontrolling interests	0.3	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$93.3	(0.5)	-	-	$92.8

Income from continuing operations, net of tax
less noncontrolling interests	$86.0	(0.5)	-	-	$85.5

Diluted Average Shares Outstanding	168.7				168.7

Diluted EPS - Continuing Operations	0.51				0.51

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Six Months Ended June 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit		Norcraft	Before
	GAAP	and other	plan actuarial	Tax Item	Acquisition	Charges/Gains
	(unaudited)	charges	losses		Costs	(Non-GAAP)

2015	YEAR TO DATE

Net Sales	$2,115.9	-	-	-	-

Cost of products sold	1,388.6	(0.1)	-	-	(2.0)
Selling, general & administrative expenses	512.4	(0.4)	-	-	(14.9)
Amortization of intangible assets	8.6	-	-	-	-
Restructuring charges	10.8	(10.8)	-	-	-

Operating Income	195.5	11.3	-	-	16.9	223.7

Interest expense	9.4	-	-	-	-
Other expense, net	3.2	-	-	-	-
Income from continuing operations before income taxes	182.9	11.3	-	-	16.9	211.1

Income taxes	64.0	2.6	-	(1.6)	3.6

Income from continuing operations, net of tax	$118.9	8.7	-	1.6	13.3	$142.5

Income from discontinued operations, net of tax	0.8	-	-	-	-

Net Income	119.7	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$119.7	8.7	-	1.6	13.3	$143.3

Income from continuing operations, net of tax
less noncontrolling interests	$118.9	8.7	-	1.6	13.3	$142.5

Diluted Average Shares Outstanding	162.8					162.8

Diluted EPS - Continuing Operations	0.73					0.88

2014

Net Sales	1,916.3	-	-	-	-

Cost of products sold	1,259.2	0.6	(0.6)	-	-
Selling, general & administrative expenses	455.3	-	-	-	-
Amortization of intangible assets	6.1	-	-	-	-
Restructuring charges	0.9	(0.9)	-	-	-

Operating Income	194.8	0.3	0.6	-	-	195.7

Interest expense	4.0	-	-	-	-
Other expense, net	0.5	-	-	-	-
Income from continuing operations before income taxes	190.3	0.3	0.6	-	-	191.2

Income taxes	57.7	0.6	0.2	-	-

Income from continuing operations, net of tax	$132.6	(0.3)	0.4	-	-	$132.7

Income from discontinued operations, net of tax	2.2	-	-	-	-

Net Income	134.8	-	-	-	-

Less: Noncontrolling interests	0.7	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$134.1	(0.3)	0.4	-	-	$134.2

Income from continuing operations, net of tax
less noncontrolling interests	$131.9	(0.3)	0.4	-	-	$132.0

Diluted Average Shares Outstanding	170.0					170.0

Diluted EPS - Continuing Operations	0.78					0.78

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	% Change	2015	2014	% Change
Net Sales (GAAP)
Cabinets	$550.9	$467.9	18	$962.0	$878.8	9
Plumbing	358.0	340.1	5	691.6	650.0	6
Doors	117.6	110.5	6	200.8	190.1	6
Security	138.6	108.7	28	261.5	197.4	32
Total Net Sales	$1,165.1	$1,027.2	13	$2,115.9	$1,916.3	10

Operating Income
Cabinets	$54.9	$46.1	19	$67.9	$66.0	3
Plumbing	69.9	71.5	(2)	133.7	126.8	5
Doors	15.2	9.7	57	14.0	9.6	46
Security	18.5	14.0	32	26.5	23.2	14
Corporate Expenses (1)	(30.3)	(15.8)	(92)	(46.6)	(30.8)	(51)
Total Operating Income (GAAP)	$128.2	$125.5	2	$195.5	$194.8	0

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income Before Charges/Gains (a)
Cabinets	$57.0	$46.3	23	$70.9	$66.3	7
Plumbing	75.0	69.9	7	139.9	125.3	12
Doors	15.2	9.7	57	14.0	9.6	46
Security	19.8	14.0	41	29.7	23.2	28
Corporate Expenses	(16.5)	(14.3)	(15)	(30.8)	(28.7)	(7)

Total Operating Income Before Charges/Gains (a)	150.5	125.6	20	223.7	195.7	14
Restructuring and other charges (2) (3)	(6.5)	(0.1)	(6,400)	(11.3)	(0.3)	(3,667)
Norcraft transaction costs (d)	(15.8)	-	(100)	(16.9)	-	(100)
Defined benefit plan actuarial losses (4)	-	-	-	-	(0.6)	100
Total Operating Income (GAAP)	$128.2	$125.5	2	$195.5	$194.8	0

(1) Corporate expenses include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(2) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(3) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities.

(4) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended			Year Ended
	December 31, 2014			December 31, 2013
	%	$		%	$
Actual return on plan assets	9.8%	$52.0		15.2%	$74.6
Expected return on plan assets	7.4%	42.2		7.8%	41.8
Discount rate at December 31:
Pension benefits	4.2%			5.0%
Postretirement benefits	3.5%			4.3%

(a) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(unaudited)

RECONCILIATION OF SEGMENT OPERATING INCOME BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME

	For the three month period ended				For the six month period ended
	June 30,	June 30,			June 30,	June 30,
	2015	2014	$ change	% change	2015	2014	$ change	% change
CABINETS
Operating income before charges/gains(a)	$57.0	$46.3	$10.7	23	$70.9	$66.3	$4.6	7
Restructuring charges (1)	(0.1)	(0.2)	0.1	50	(1.0)	(0.3)	(0.7)	(233)
Other charges (2)
Cost of products sold	(2.0)	-	(2.0)	(100)	(2.0)	-	(2.0)	(100)
Operating income (GAAP)	$54.9	$46.1	$8.8	19	$67.9	$66.0	$1.9	3

PLUMBING
Operating income before charges/gains(a)	$75.0	$69.9	$5.1	7	$139.9	$125.3	$14.6	12
Restructuring charges (1)	(4.7)	1.0	(5.7)	(570)	(5.7)	0.9	(6.6)	(733)
Other charges (2)
Cost of products sold	-	0.6	(0.6)	(100)	(0.1)	0.6	(0.7)	(117)
Selling, general and administrative expenses	(0.4)	-	(0.4)	(100)	(0.4)	-	(0.4)	(100)
Operating income (GAAP)	$69.9	$71.5	$(1.6)	(2)	$133.7	$126.8	$6.9	5

DOORS
Operating income before charges/gains (a)	$15.2	$9.7	$5.5	57	$14.0	$9.6	$4.4	46
Operating income (GAAP)	$15.2	$9.7	$5.5	57	$14.0	$9.6	$4.4	46

SECURITY
Operating income before charges/gains(a)	$19.8	$14.0	$5.8	41	$29.7	$23.2	$6.5	28
Restructuring charges (1)	(1.3)	-	(1.3)	(100)	(3.2)	-	(3.2)	(100)
Operating income (GAAP)	$18.5	$14.0	$4.5	32	$26.5	$23.2	$3.3	14

CORPORATE
Corporate expense before charges/gains(a)	$(16.5)	$(14.3)	$(2.2)	(15)	$(30.8)	$(28.7)	$(2.1)	(7)
Restructuring charges (1)	-	(1.5)	1.5	100	(0.9)	(1.5)	0.6	40
Other charges (2)
Selling, general and administrative expenses	(13.8)	-	-	(100)	(14.9)	-	-	(100)
Defined benefit plan actuarial losses (3)	-	-	-	-	-	(0.6)	0.6	100
Corporate expense (GAAP)	$(30.3)	$(15.8)	$(0.7)	(92)	$(46.6)	$(30.8)	$(0.9)	(51)

(1) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(2) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities. For the Cabinets segment, other charges represent the Norcraft purchase accounting impact of expense related to our estimated inventory step up. For Corporate, other charges represents external costs directly related to the acquisition of Norcraft and primarily include expenditures for banking, legal, accounting and other similar services.

(3) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended				Year Ended
	December 31, 2014				December 31, 2013
	%	$			%	$
Actual return on plan assets	9.8%	$52.0			15.2%	$74.6
Expected return on plan assets	7.4%	42.2			7.8%	41.8
Discount rate at December 31:
Pension benefits	4.2%				5.0%
Postretirement benefits	3.5%				4.3%

(a) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN NET SALES EXCLUDING NORCRAFT TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three Months Ended June 30, 2015

CABINETS
Percentage change in Net Sales excluding Norcraft	8%
Norcraft Net Sales	10%
Percentage change in Net Sales (GAAP)	18%

Net sales excluding Norcraft is net sales derived in accordance with GAAP excluding Norcraft. Management uses this measure to evaluate the overall performance of the Cabinets segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges, Norcraft transaction related expenses, and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, Norcraft transaction related expenses, and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding the following impacts on income from continuing operations, net of tax: restructuring and other charges, Norcraft transaction related expenses, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(d) Represents external costs directly related to the acquisition of Norcraft and primarily includes expenditures for banking, legal, accounting and other similar services. In addition, it includes the impact of expense related to our estimated purchase accounting inventory step up.

CONTACT:
Fortune Brands Home & Security, Inc.
Investor and Media Contact:
Brian Lantz, 847-484-4574
brian.lantz@FBHS.com